Exhibit 99.1

TRANSDIGM PRICES $300 MILLION OF

7 3/4% SENIOR SUBORDINATED NOTES DUE 2014

CLEVELAND, OH (January 31, 2007) — TransDigm Inc., a wholly-owned subsidiary of TransDigm Group Incorporated (NYSE: TDG), announced today that it has priced a private offering of $300 million of 7 ¾% Senior Subordinated Notes due 2014 (the “Notes”).  In connection with the pricing of the Notes, the size of the offering was increased from $250 million to $300 million, with a corresponding $50 million reduction in the amount that TransDigm Inc. intends to draw under an additional term loan under its senior secured credit facility.

The Notes were priced at 101% of the principal amount plus accrued interest from January 15, 2007, representing an effective yield to maturity of 7.571% to the purchasers of the Notes.  The Notes are being offered as additional notes under the same indenture as the 7 ¾% Senior Subordinated Notes issued on June 23, 2006, and will be treated under that indenture as a single class of notes with the outstanding 7 ¾% Senior Subordinated Notes, including for purposes of waivers, amendments, redemptions and offers to purchase.

The sale of the Notes is expected to close on February 7, 2007.  In connection with the closing of the sale of the Notes, TransDigm also intends to enter into an amendment to its existing senior secured credit facility, which will provide for, among other things, an additional term loan of $130 million and a $50 million increase in the revolving credit line that is available under the senior secured credit facility.  TransDigm intends to use the net proceeds from the offering of the Notes, together with the borrowings under the additional $130 million term loan and a portion of its existing cash balances, to fund the pending acquisition of Aviation Technologies, Inc. (“ATI”) and to pay related transaction expenses.  TransDigm does not intend to draw on the revolving credit line under its senior secured credit facility in connection with the closing of the ATI acquisition.

The Notes will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release which are not historical facts are forward-looking statements.  All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, the proposed acquisition of ATI and our proposed acquisition financing.  We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning.  All forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm.  These risks and uncertainties include but are not limited to satisfaction of closing conditions to the transaction with ATI, the effects of general industry conditions and our ability to complete the proposed acquisition financing.  Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

About TransDigm Group

TransDigm Group Incorporated, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today.  Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electro-mechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

CONTACT:
Sean Maroney
216.706.2945
ir@transdigm.com